Exhibit 99.1

2017 – Q1

SUPPLEMENTAL INFORMATION PACKAGE

Corporate Office Properties Trust

COPT

CORPORATE OFFICE PROPERTIES TRUST

Earnings Release & Supplemental Information – Unaudited
For the Quarter Ended March 31, 2017

Overview:	**Section I**
Summary Description	1
Equity Research Coverage	2
Selected Financial Summary Data	3
Selected Portfolio Data	4
Financial Statements:	**Section II**
Consolidated Balance Sheets	5
Consolidated Statements of Operations	6
Funds from Operations	7
Diluted Share and Unit Computations	8
Adjusted Funds from Operations	9
Adjusted EBITDA	10
Portfolio Information:	**Section III**
Office Properties by Segment	11
NOI from Real Estate Operations and Occupancy by Property Grouping	12
Consolidated Real Estate Revenues and NOI by Segment	13
Cash NOI by Segment	14
Same Office Properties Average Occupancy Rates by Segment	15
Same Office Properties Period End Occupancy Rates by Segment	15
Same Office Property Real Estate Revenues and NOI by Segment	16
Same Office Property Cash NOI by Segment	17
Leasing – Total Office Portfolio	18
Lease Expiration Analysis	19-20
Top 20 Office Tenants	21
Investing Activity:	**Section IV**
Property Dispositions	22
Summary of Construction Projects	23
Summary of Redevelopment Projects	24
Office Property Construction and Redevelopment Placed in Service	25
Summary of Land Owned/Controlled	26
Capitalization:	**Section V**
Capitalization Overview	27
Summary of Outstanding Debt	28-29
Debt Analysis	30
Consolidated Real Estate Joint Ventures	31
Unconsolidated Real Estate Joint Ventures	32
Reconciliations & Definitions:	**Section VI**
Supplementary Reconciliations of Non-GAAP Measures	33-35
Definitions	36-41
Earnings Release:	**i-ix**

Please refer to the section entitled "Definitions" for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

COPT

Corporate Office Properties Trust
Summary Description

The Company: Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed office real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is a S&P MidCap 400 Company. We own, manage, lease, develop and selectively acquire office and data center properties. The majority of our portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what we believe are growing, durable priority missions; we refer to these properties as Defense/IT Locations (sometimes also referred to as “Mission-Centric”). We also own a portfolio of office properties located in select urban/urban-like submarkets within our regional footprint with durable Class-A office fundamentals and characteristics; these properties are included in a segment referred to as Regional Office Properties (sometimes also referred to as “Urban-Centric”). As of March 31, 2017, we derived 87% of our core portfolio annualized revenue from Defense/IT Locations and 13% from our Regional Office Properties. As of March 31, 2017, our core portfolio of 152 office properties, including six owned through an unconsolidated joint venture, encompassed 16.3 million square feet and was 94.2% leased. As of the same date, we also owned a wholesale data center with a critical load of 19.25 megawatts in operations.

Management:	Investor Relations:
Stephen E. Budorick, President & CEO	Stephanie M. Krewson-Kelly, VP of IR
Paul R. Adkins, EVP & COO	443-285-5453, stephanie.kelly@copt.com
Anthony Mifsud, EVP & CFO	Michelle Layne, Manager of IR
443-285-5452, michelle.layne@copt.com

Corporate Credit Rating: BBB- (Fitch), Baa3 (Moody’s), and BBB- (S&P); All Stable Outlook

Disclosure Statement: This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Important factors that may affect these expectations, estimates and projections include, but are not limited to: general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values; adverse changes in the real estate markets, including, among other things, increased competition with other companies; governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by our strategic customers; our ability to borrow on favorable terms; risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated; risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives; changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses; our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships; the dilutive effects of issuing additional common shares; our ability to achieve projected results; and environmental requirements.  We undertake no obligation to update or supplement any forward-looking statements.  For further information, please refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
BTIG	Tom Catherwood	212-738-6410	tcatherwood@btig.com
Capital One Securities	Chris Lucas	571-633-8151	christopher.lucas@capitalone.com
Citigroup Global Markets	Manny Korchman	212-816-1382	emmanuel.korchman@citi.com
Evercore ISI	Steve Sakwa	212-446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	Jed Reagan	949-640-8780	jreagan@greenstreetadvisors.com
Jefferies & Co.	Jonathan Petersen	212-284-1705	jpetersen@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@key.com
Mizuho Securities USA Inc.	Richard Anderson	212-205-8445	richard.anderson@us.mizuho-sc.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
Stifel Financial Corp.	John Guinee	443-224-1307	jwguinee@stifel.com
SunTrust Robinson Humphrey, Inc.	Michael Lewis	212-319-5659	michael.lewis@suntrust.com

With the exception of Green Street Advisors, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Page	Three Months Ended
SUMMARY OF RESULTS	Refer.	3/31/17		12/31/16		9/30/16		6/30/16		3/31/16
Net income (loss)	6	$23,088		$26,603		$29,272		$(48,316)		$8,096
NOI from real estate operations	13	$79,546		$81,734		$82,010		$85,783		$81,212
Same Office Property NOI	16	$71,124		$71,865		$69,542		$70,035		$67,735
Same Office Property Cash NOI	17	$70,888		$71,861		$69,081		$70,017		$67,522
Adjusted EBITDA	10	$73,885		$76,781		$76,834		$79,625		$74,906
Diluted AFFO avail. to common share and unit holders	9	$38,347		$40,717		$37,998		$42,937		$36,835
Dividend per common share	N/A	$0.275		$0.275		$0.275		$0.275		$0.275

Per share - diluted:
EPS	8	$0.18		$0.22		$0.25		$(0.54)		$0.03
FFO - NAREIT	8	$0.51		$0.57		$0.49		$0.36		$0.39
FFO - as adjusted for comparability	8	$0.47		$0.51		$0.51		$0.52		$0.47

Numerators for diluted per share amounts:
Diluted EPS	6	$18,050		$20,976		$23,642		$(51,068)		$3,156
Diluted FFO available to common share and unit holders	7	$51,900		$56,558		$48,449		$35,194		$38,560
Diluted FFO available to common share and unit holders, as adjusted for comparability	7	$48,163		$50,219		$50,461		$50,630		$46,007

Payout ratios:
Diluted FFO	N/A	54.2%		49.5%		55.6%		76.6%		69.8%
Diluted FFO - as adjusted for comparability	N/A	58.5%		55.7%		53.4%		53.2%		58.5%
Diluted AFFO	N/A	73.4%		68.7%		70.9%		62.7%		73.1%

CAPITALIZATION
Total Market Capitalization	27	$5,503,036		$5,315,331		$4,887,466		$5,228,793		$4,947,152
Total Equity Market Capitalization	27	$3,583,815		$3,395,102		$2,996,247		$3,116,093		$2,788,272
Gross debt	28	$1,949,221		$1,950,229		$1,921,219		$2,112,700		$2,158,880
Net debt to adjusted book	30	38.2%		38.3%		41.2%		43.6%		43.3%
Net debt plus preferred equity to adjusted book	30	42.2%		42.9%		45.8%		48.0%		47.6%
Adjusted EBITDA fixed charge coverage ratio	30	3.1	x	3.1	x	3.1	x	2.9	x	2.7	x
Net debt to in-place adjusted EBITDA ratio	30	5.9	x	5.7	x	6.3	x	6.6	x	7.0	x
Net debt plus pref. equity to in-place adj. EBITDA ratio	30	6.5	x	6.3	x	7.0	x	7.2	x	7.6	x

OTHER
Revenue from early termination of leases	N/A	$612		$794		$437		$338		$712
Capitalized interest costs	N/A	$1,531		$1,419		$1,242		$1,309		$1,753

Corporate Office Properties Trust
Selected Portfolio Data

	3/31/17	12/31/16	9/30/16	6/30/16	3/31/16
	(1)
# of Operating Office Properties
Total Portfolio	164	164	168	181	179
Consolidated Portfolio	158	158	162	181	179
Core Portfolio	152	152	146	146	153
Same Office Properties	141	141	141	141	141

% Occupied
Total Portfolio	92.4%	92.1%	91.3%	92.6%	92.3%
Consolidated Portfolio	92.0%	91.6%	90.8%	92.6%	92.3%
Core Portfolio	93.3%	92.9%	93.0%	92.3%	91.6%
Same Office Properties	92.4%	91.8%	91.8%	91.6%	91.2%

% Leased
Total Portfolio	93.3%	93.5%	92.8%	92.6%	92.3%
Consolidated Portfolio	92.9%	93.1%	92.4%	92.6%	92.3%
Core Portfolio	94.2%	94.4%	94.4%	93.8%	93.3%
Same Office Properties	93.1%	93.2%	93.4%	93.1%	92.9%

Square Feet of Office Properties (in thousands)
Total Portfolio	17,082	17,190	17,488	18,402	18,250
Consolidated Portfolio	16,121	16,228	16,526	18,402	18,250
Core Portfolio	16,347	16,301	15,938	16,018	16,556
Same Office Properties	14,870	14,870	14,870	14,870	14,870

Wholesale Data Center (in megawatts (“MWs”))
MWs Operational	19.25	19.25	19.25	19.25	19.25
MWs Leased (2)	14.86	14.86	15.81	15.81	16.81

(1)
As of 3/31/2017, our total portfolio included seven properties held for sale totaling 378,000 square feet that were 90.7% occupied and leased. Our total portfolio and core portfolio included six properties owned through an unconsolidated joint venture totaling 962,000 square feet that were 100% occupied and leased.

(2)
Leased to tenants with further expansion rights of up to a combined 15.93 megawatts as of 3/31/2017. The leased megawatts reported above excludes approximately one megawatt contracted for use under management agreements.

Corporate Office Properties Trust
Consolidated Balance Sheets
(dollars in thousands)

	3/31/17	12/31/16	9/30/16	6/30/16	3/31/16
Assets
Properties, net
Operating properties, net	$2,670,157	$2,671,831	$2,632,069	$2,782,330	$2,863,262
Construction and redevelopment in progress, including land (1)	108,925	86,323	72,043	69,070	98,198
Land held (1)	313,932	315,208	324,226	318,327	317,971
Total properties, net	3,093,014	3,073,362	3,028,338	3,169,727	3,279,431
Assets held for sale	41,391	94,654	161,454	300,584	225,897
Cash and cash equivalents	226,470	209,863	47,574	13,317	62,489
Restricted cash and marketable securities	6,439	8,193	7,583	8,302	7,763
Investment in unconsolidated real estate joint venture	25,417	25,548	25,721	—	—
Accounts receivable, net	29,431	34,438	25,790	32,505	28,776
Deferred rent receivable, net	89,410	90,219	87,526	92,316	96,936
Intangible assets on real estate acquisitions, net	73,748	78,351	84,081	88,788	93,526
Deferred leasing costs, net	40,753	41,214	41,470	42,632	44,768
Investing receivables	53,570	52,279	51,119	50,162	48,998
Prepaid expenses and other assets, net	59,723	72,764	73,538	43,359	49,324
Total assets	$3,739,366	$3,780,885	$3,634,194	$3,841,692	$3,937,908
Liabilities and equity
Liabilities:
Debt	$1,903,657	$1,904,001	$1,873,836	$2,094,486	$2,140,212
Accounts payable and accrued expenses	83,107	108,682	112,306	92,848	78,597
Rents received in advance and security deposits	28,393	29,798	28,740	32,035	33,457
Dividends and distributions payable	31,131	31,335	30,225	30,219	30,217
Deferred revenue associated with operating leases	11,750	12,666	9,898	17,560	19,093
Interest rate derivatives	735	1,572	17,272	20,245	15,072
Redeemable preferred shares at liquidation preference (2)	—	26,583	—	—	—
Other liabilities	55,049	48,605	38,282	31,123	15,046
Total liabilities	2,113,822	2,163,242	2,110,559	2,318,516	2,331,694
Redeemable noncontrolling interests	23,676	22,979	22,848	22,473	22,333
Equity:
COPT’s shareholders’ equity:
Preferred shares at liquidation preference	172,500	172,500	199,083	199,083	199,083
Common shares	994	985	948	947	947
Additional paid-in capital	2,136,369	2,116,581	2,008,787	2,007,328	2,005,523
Cumulative distributions in excess of net income	(774,445)	(765,276)	(759,262)	(756,940)	(679,935)
Accumulated other comprehensive loss	(370)	(1,731)	(16,314)	(17,712)	(12,862)
Total COPT’s shareholders’ equity	1,535,048	1,523,059	1,433,242	1,432,706	1,512,756
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	46,683	49,228	46,757	47,550	51,031
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	11,337	13,577	11,988	11,647	11,294
Total noncontrolling interests in subsidiaries	66,820	71,605	67,545	67,997	71,125
Total equity	1,601,868	1,594,664	1,500,787	1,500,703	1,583,881
Total liabilities, redeemable noncontrolling interest and equity	$3,739,366	$3,780,885	$3,634,194	$3,841,692	$3,937,908

(1)	Please refer to pages 23, 24 and 26 for detail.

(2)
We redeemed all of our Series K Preferred Shares effective 1/21/17. Since we notified holders of such shares in December 2016 that we were redeeming the shares, we present the liquidation preference as a liability as of 12/31/16.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended
	3/31/17	12/31/16	9/30/16	6/30/16	3/31/16
Revenues
Rental revenue	$100,615	$100,849	$103,956	$107,524	$105,382
Tenant recoveries and other real estate operations revenue	26,152	27,150	26,998	26,400	27,705
Construction contract and other service revenues	13,034	13,992	11,149	12,003	11,220
Total revenues	139,801	141,991	142,103	145,927	144,307
Expenses
Property operating expenses	48,519	47,562	49,952	48,141	51,875
Depreciation and amortization associated with real estate operations	33,059	32,929	32,015	33,248	34,527
Construction contract and other service expenses	12,486	12,968	10,341	11,478	10,694
Impairment losses	—	1,554	27,699	69,692	2,446
General and administrative expenses	6,747	6,211	7,242	6,512	10,130
Leasing expenses	1,864	1,578	1,613	1,514	1,753
Business development expenses and land carry costs	1,693	1,747	1,716	2,363	2,418
Total operating expenses	104,368	104,549	130,578	172,948	113,843
Operating income	35,433	37,442	11,525	(27,021)	30,464
Interest expense	(18,994)	(18,664)	(18,301)	(22,639)	(23,559)
Interest and other income	1,726	1,567	1,391	1,330	1,156
(Loss) gain on early extinguishment of debt	—	(1,073)	(59)	5	17
Income (loss) before equity in income of unconsolidated entities and income taxes	18,165	19,272	(5,444)	(48,325)	8,078
Equity in income of unconsolidated entities	725	718	594	10	10
Income tax (expense) benefit	(40)	(272)	21	(1)	8
Income (loss) before gain on sales of real estate	18,850	19,718	(4,829)	(48,316)	8,096
Gain on sales of real estate	4,238	6,885	34,101	—	—
Net income (loss)	23,088	26,603	29,272	(48,316)	8,096
Net (income) loss attributable to noncontrolling interests
Common units in the Operating Partnership	(634)	(793)	(901)	1,976	(127)
Preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)
Other consolidated entities	(934)	(912)	(907)	(914)	(978)
Net income (loss) attributable to COPT	21,355	24,733	27,299	(47,419)	6,826
Preferred share dividends	(3,180)	(3,640)	(3,552)	(3,553)	(3,552)
Issuance costs associated with redeemed preferred shares	—	(17)	—	—	—
Net income (loss) attributable to COPT common shareholders	$18,175	$21,076	$23,747	$(50,972)	$3,274
Amount allocable to share-based compensation awards	(125)	(100)	(105)	(96)	(118)
Numerator for diluted EPS	$18,050	$20,976	$23,642	$(51,068)	$3,156

Corporate Office Properties Trust
Funds from Operations
(in thousands)

	Three Months Ended
	3/31/17	12/31/16	9/30/16	6/30/16	3/31/16
Net income (loss)	$23,088	$26,603	$29,272	$(48,316)	$8,096
Real estate-related depreciation and amortization	33,059	32,929	32,015	33,248	34,527
Impairment losses on previously depreciated operating properties	—	1,518	25,857	55,124	847
Gain on sales of previously depreciated operating properties	(19)	312	(34,101)	—	—
Depreciation and amortization on unconsolidated real estate JV (1)	311	311	207	—	—
FFO - per NAREIT (2)(3)	56,439	61,673	53,250	40,056	43,470
Preferred share dividends	(3,180)	(3,640)	(3,552)	(3,553)	(3,552)
Issuance costs associated with redeemed preferred shares	—	(17)	—	—	—
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)
FFO allocable to other noncontrolling interests (4)	(978)	(1,085)	(894)	(1,014)	(1,027)
Basic and diluted FFO allocable to share-based compensation awards	(216)	(208)	(190)	(130)	(166)
Basic and Diluted FFO available to common share and common unit holders (3)	51,900	56,558	48,449	35,194	38,560
Gain on sales of non-operating properties	(4,219)	(7,197)	—	—	—
Impairment losses on non-operating properties	—	36	1,842	14,568	1,599
(Gain) loss on interest rate derivatives	(453)	(725)	(1,523)	319	1,551
Loss (gain) on early extinguishment of debt	—	1,073	59	(5)	(17)
Issuance costs associated with redeemed preferred shares	—	17	—	—	—
Demolition costs on redevelopment properties	222	—	—	370	208
Executive transition costs	699	431	1,639	247	4,137
Diluted FFO comparability adjustments allocable to share-based compensation awards	14	26	(5)	(63)	(31)
Diluted FFO avail. to common share and common unit holders, as adj. for comparability (3)	$48,163	$50,219	$50,461	$50,630	$46,007

(1) FFO adjustment pertaining to COPT’s share of an unconsolidated real estate joint venture reported on page 32.
(2) Please see reconciliation on page 33 for components of FFO per NAREIT.
(3) Please refer to the section entitled “Definitions” for a definition of this measure.
(4) Pertains to noncontrolling interests in consolidated real estate joint ventures reported on page 31.

Corporate Office Properties Trust
Diluted Share and Unit Computations
(in thousands)

	Three Months Ended
	3/31/17	12/31/16	9/30/16	6/30/16	3/31/16
EPS Denominator:
Weighted average common shares - basic	98,411	95,066	94,433	94,300	94,203
Dilutive effect of share-based compensation awards	155	76	81	—	95
Weighted average common shares - diluted	98,566	95,142	94,514	94,300	94,298
Diluted EPS	$0.18	$0.22	$0.25	$(0.54)	$0.03

Weighted Average Shares for period ended:
Common Shares Outstanding	98,411	95,066	94,433	94,300	94,203
Dilutive effect of share-based compensation awards	155	76	81	117	95
Common Units	3,446	3,591	3,591	3,676	3,677
Denominator for diluted FFO per share and as adjusted for comparability	102,012	98,733	98,105	98,093	97,975
Weighted average common units	(3,446)	(3,591)	(3,591)	(3,676)	(3,677)
Anti-dilutive EPS effect of share-based compensation awards	—	—	—	(117)	—
Denominator for diluted EPS	98,566	95,142	94,514	94,300	94,298
Diluted FFO per share - NAREIT	$0.51	$0.57	$0.49	$0.36	$0.39
Diluted FFO per share - as adjusted for comparability	$0.47	$0.51	$0.51	$0.52	$0.47

Corporate Office Properties Trust
Adjusted Funds from Operations
(in thousands)

	Three Months Ended
	3/31/17	12/31/16	9/30/16	6/30/16	3/31/16
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$48,163	$50,219	$50,461	$50,630	$46,007
Straight line rent adjustments and lease incentive amortization	433	1,294	691	480	(965)
Amortization of intangibles included in NOI	359	463	349	338	338
Share-based compensation, net of amounts capitalized	1,249	1,174	1,258	1,485	1,632
Amortization of deferred financing costs	1,009	1,093	1,126	1,178	1,176
Amortization of net debt discounts, net of amounts capitalized	339	336	332	325	319
Replacement capital expenditures (1)	(13,049)	(13,716)	(16,120)	(11,546)	(11,720)
Diluted AFFO adjustments allocable to other noncontrolling interests (2)	26	42	42	47	48
Diluted AFFO adjustments on unconsolidated real estate JV (3)	(182)	(188)	(141)	—	—
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$38,347	$40,717	$37,998	$42,937	$36,835
Replacement capital expenditures (1)
Tenant improvements and incentives	$4,740	$8,000	$21,470	$6,784	$8,766
Building improvements	3,230	7,064	5,707	5,302	3,953
Leasing costs	1,151	1,387	5,182	1,613	1,183
Net additions to (exclusions from) tenant improvements and incentives	6,796	871	(12,706)	(885)	(1,353)
Excluded building improvements	(2,868)	(3,606)	(3,533)	(1,121)	(557)
Excluded leasing costs	—	—	—	(147)	(272)
Replacement capital expenditures	$13,049	$13,716	$16,120	$11,546	$11,720

(1) Please refer to the section entitled “Definitions” for a definition of this measure.
(2) AFFO adjustments pertaining to noncontrolling interests on consolidated joint ventures reported on page 31.
(3) AFFO adjustments pertaining to COPT’s share of an unconsolidated real estate joint venture reported on page 32.

Corporate Office Properties Trust
Adjusted EBITDA
(in thousands)

	Three Months Ended
	3/31/17	12/31/16	9/30/16	6/30/16	3/31/16
Net income (loss)	$23,088	$26,603	$29,272	$(48,316)	$8,096
Interest expense	18,994	18,664	18,301	22,639	23,559
Income tax expense (benefit)	40	272	(21)	1	(8)
Depreciation of furniture, fixtures and equipment	511	512	513	524	602
Real estate-related depreciation and amortization	33,059	32,929	32,015	33,248	34,527
Impairment losses	—	1,554	27,699	69,692	2,446
Loss (gain) on early extinguishment of debt	—	1,073	59	(5)	(17)
Gain on sales of operating properties	(19)	312	(34,101)	—	—
Gain on sales of non-operational properties	(4,219)	(7,197)	—	—	—
Net (gain) loss on investments in unconsolidated entities included in interest and other income	—	(117)	27	(36)	(23)
Business development expenses	938	1,167	1,016	1,261	1,379
Demolition costs on redevelopment properties	222	—	—	370	208
Adjustments from unconsolidated real estate JV (1)	572	578	415	—	—
Executive transition costs	699	431	1,639	247	4,137
Adjusted EBITDA	$73,885	$76,781	$76,834	$79,625	$74,906
Proforma NOI adjustment for property changes within period	(440)	39	(2,469)	109	471
In-place adjusted EBITDA	$73,445	$76,820	$74,365	$79,734	$75,377

(1) Includes COPT’s share of adjusted EBITDA adjustments in an unconsolidated real estate JV (see page 32).

Corporate Office Properties Trust
Operating Office Properties by Segment (1) - 3/31/2017
(square feet in thousands)

	# of Properties	Operational Square Feet	Occupancy %	Leased %
Core Portfolio: (2)
Defense IT Locations: (3)
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park	29	3,485	96.4%	96.6%
Howard County	35	2,770	91.9%	94.4%
Other	22	1,611	94.3%	94.3%
Total Fort Meade/BW Corridor	86	7,866	94.4%	95.3%
Northern Virginia (“NoVA”) Defense/IT	11	1,599	85.8%	86.6%
Lackland AFB (San Antonio, Texas)	7	953	100.0%	100.0%
Navy Support	21	1,256	78.1%	82.3%
Redstone Arsenal (Huntsville, Alabama)	7	642	100.0%	100.0%
Data Center Shells
Consolidated Properties	7	1,045	100.0%	100.0%
Unconsolidated JV Properties (4)	6	962	100.0%	100.0%
Total Defense/IT Locations	145	14,323	93.4%	94.4%
Regional Office (5)	7	2,024	92.8%	93.1%
Core Portfolio	152	16,347	93.3%	94.2%
Properties Held for Sale	7	378	90.7%	90.7%
Other Properties	5	357	52.9%	52.9%
Total Portfolio	164	17,082	92.4%	93.3%
Consolidated Properties	158	16,121	92.0%	92.9%

(1)	This presentation sets forth Core Portfolio data by segment followed by data for the remainder of the portfolio.

(2)	Represents Defense/IT Locations and Regional Office properties excluding properties held for sale.

(3)
Includes properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable, priority missions.

(4)	See page 32 for additional disclosure regarding an unconsolidated real estate joint venture.

(5)	Includes office properties located in select urban/urban-like submarkets within our regional footprint with durable Class-A office fundamentals and characteristics.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping
(dollars and square feet in thousands)

	3/31/2017
	# of Operating Office Properties	Office Operational Square Feet			Office Property Annualized Rental Revenue (2)	Percentage of Total Office Annualized Rental Revenue (2)	NOI from Real Estate Operations for Three Months Ended
Property Grouping			% Occupied (1)	% Leased (1)			3/31/17
Core Portfolio:
Same Office Properties (3)	136	14,513	93.3%	94.1%	$440,794	93.5%	$70,183
Office Properties Placed in Service (4)	10	872	85.8%	89.7%	13,138	2.8%	2,258
Unconsolidated real estate JV (5)	6	962	100.0%	100.0%	5,268	1.1%	1,298
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	3,171
Total Core Portfolio	152	16,347	93.3%	94.2%	459,200	97.4%	76,910
Office Properties Held for Sale (6)	7	378	90.7%	90.7%	7,423	1.6%	1,219
Disposed Office Properties	N/A	N/A	N/A	N/A	N/A	N/A	476
Other Office Properties (Same Office)	5	357	52.9%	52.9%	4,854	1.0%	941
Total Portfolio	164	17,082	92.4%	93.3%	$471,477	100.0%	$79,546
Consolidated Properties	158	16,121	92.0%	92.9%	$466,209	98.9%	$78,248

	3/31/2017
	# of Operating Office Properties	Office Operational Square Feet			Office Property Annualized Rental Revenue (2)	Percentage of Core Portfolio Annualized Rental Revenue (2)	NOI from Real Estate Operations for Three Months Ended
Property Grouping			% Occupied (1)	% Leased (1)			3/31/17
Core Portfolio:
Defense/IT Locations
Consolidated properties	139	13,361	92.9%	94.0%	394,138	85.8%	62,723
Unconsolidated real estate JV (5)	6	962	100.0%	100.0%	5,268	1.1%	1,298
Total Defense/IT Locations	145	14,323	93.4%	94.4%	399,406	87.0%	64,021
Regional Office	7	2,024	92.8%	93.1%	59,794	13.0%	9,549
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	3,340
Total Core Portfolio	152	16,347	93.3%	94.2%	$459,200	100.0%	$76,910

(1)	Percentages calculated based on operational square feet.

(2)
Excludes Annualized Rental Revenue from our wholesale data center, DC-6, of $20.0 million as of 3/31/17. With regard to properties owned through unconsolidated real estate joint ventures, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

(3)	Properties continually owned and 100% operational since at least 1/1/2016, excluding properties disposed or held for sale.

(4)	Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/2016.

(5)
Represents total information pertaining to properties owned through an unconsolidated real estate joint venture except for the amounts reported for Annualized Rental Revenue and NOI from real estate operations, which represent the portion allocable to COPT’s ownership interest. See page 32 for additional disclosure regarding this joint venture.

(6)	The carrying value of operating property assets held for sale as of 3/31/17 totaled $37.6 million.

Corporate Office Properties Trust
Consolidated Real Estate Revenues and NOI by Segment
(dollars in thousands)

	Three Months Ended
	3/31/17	12/31/16	9/30/16	6/30/16	3/31/16
Consolidated real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$60,855	$60,473	$61,460	$60,912	$62,509
NoVA Defense/IT	11,707	12,560	12,231	12,057	12,116
Lackland Air Force Base	11,634	12,395	12,532	11,651	10,225
Navy Support	7,010	7,033	7,232	6,998	6,934
Redstone Arsenal	3,460	3,560	3,189	3,191	3,116
Data Center Shells-Consolidated	5,522	5,043	5,175	7,288	6,330
Total Defense/IT locations	100,188	101,064	101,819	102,097	101,230
Regional Office	18,276	18,521	20,499	23,283	23,502
Wholesale Data Center	6,770	6,763	6,809	6,804	6,493
Other	1,533	1,651	1,827	1,740	1,862
Consolidated real estate revenues	$126,767	$127,999	$130,954	$133,924	$133,087

NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$40,335	$41,011	$40,862	$40,534	$39,263
NoVA Defense/IT	7,255	8,046	7,769	7,750	7,575
Lackland Air Force Base	4,832	4,901	4,933	4,807	4,805
Navy Support	3,801	3,916	3,858	4,323	3,410
Redstone Arsenal	2,089	2,134	2,077	2,231	2,138
Data Center Shells
Consolidated properties	4,863	4,533	4,647	6,462	5,520
COPT’s share of unconsolidated real estate JV (1)	1,298	1,297	1,008	—	—
Total Defense/IT locations	64,473	65,838	65,154	66,107	62,711
Regional Office	10,790	11,133	12,344	14,562	13,671
Wholesale Data Center	3,405	3,880	3,492	4,153	3,832
Other	878	883	1,020	961	998
NOI from real estate operations	$79,546	$81,734	$82,010	$85,783	$81,212

(1) See page 32 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Cash NOI by Segment
(dollars in thousands)

	Three Months Ended
	3/31/17	12/31/16	9/30/16	6/30/16	3/31/16

Cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$40,481	$40,872	$40,253	$39,588	$38,502
NoVA Defense/IT	7,046	7,766	7,234	7,614	7,922
Lackland Air Force Base	4,876	4,945	4,855	4,718	4,716
Navy Support	3,866	3,612	3,524	4,218	3,196
Redstone Arsenal	2,422	2,326	2,411	2,534	2,473
Data Center Shells
Consolidated properties	4,823	4,519	4,549	6,077	5,108
COPT’s share of unconsolidated real estate JV (1)	1,110	1,103	862	—	—
Total Defense/IT locations	64,624	65,143	63,688	64,749	61,917
Regional Office	9,916	10,967	12,480	14,152	13,000
Wholesale Data Center	3,382	3,833	3,439	4,052	3,728
Other	624	739	935	892	823
Cash NOI from real estate operations	$78,546	$80,682	$80,542	$83,845	$79,468
Straight line rent adjustments and lease incentive amortization	(775)	(1,650)	(1,086)	(897)	546
Amortization of acquired above- and below-market rents	(303)	(315)	(201)	(189)	(190)
Amortization of below-market cost arrangements	(149)	(244)	(241)	(241)	(240)
Lease termination fees, gross	706	938	471	417	980
Tenant funded landlord assets	1,333	2,129	2,379	2,848	648
Cash NOI adjustments in unconsolidated real estate JV	188	194	146	—	—
NOI from real estate operations	$79,546	$81,734	$82,010	$85,783	$81,212

(1)	See page 32 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Same Office Properties (1) Average Occupancy Rates by Segment
(square feet in thousands)

	Number of Buildings	Rentable Square Feet	Three Months Ended
			3/31/17	12/31/16	9/30/16	6/30/16	3/31/16
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	81	7,599	95.7%	95.3%	95.0%	94.9%	94.9%
NoVA Defense/IT	11	1,598	85.9%	84.0%	82.3%	80.5%	80.8%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,256	77.2%	73.3%	73.6%	73.0%	72.3%
Redstone Arsenal	6	632	97.6%	98.8%	99.5%	98.9%	97.7%
Data Center Shells	3	451	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	129	12,489	93.2%	92.4%	92.0%	91.6%	91.5%
Regional Office	7	2,024	93.5%	94.4%	96.5%	97.5%	96.7%
Core Portfolio Same Office Properties	136	14,513	93.2%	92.6%	92.6%	92.4%	92.2%
Other Same Office Properties	5	357	52.9%	52.9%	52.9%	52.4%	51.1%
Total Same Office Properties	141	14,870	92.2%	91.7%	91.7%	91.5%	91.3%

Corporate Office Properties Trust Same Office Properties (1) Period End Occupancy Rates by Segment (square feet in thousands)
	Number of Buildings	Rentable Square Feet
			3/31/17	12/31/16	9/30/16	6/30/16	3/31/16
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	81	7,599	95.8%	95.6%	95.0%	94.8%	94.7%
NoVA Defense/IT	11	1,598	85.9%	84.8%	83.5%	80.3%	80.8%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,256	78.1%	72.7%	73.6%	74.7%	71.8%
Redstone Arsenal	6	632	100.0%	96.3%	100.0%	98.9%	98.9%
Data Center Shells	3	451	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	129	12,489	93.4%	92.4%	92.2%	91.7%	91.4%
Regional Office	7	2,024	92.8%	95.1%	96.2%	97.7%	97.0%
Core Portfolio Same Office Properties	136	14,513	93.3%	92.8%	92.8%	92.6%	92.2%
Other Same Office Properties	5	357	52.9%	52.9%	52.9%	52.4%	51.1%
Total Same Office Properties	141	14,870	92.4%	91.8%	91.8%	91.6%	91.2%

(1) Same office properties represent buildings continually owned and 100% operational since at least 1/1/2016, excluding properties disposed or held for sale.

Corporate Office Properties Trust
Same Office Property Real Estate Revenues and NOI by Segment
(dollars in thousands)

	Three Months Ended
	3/31/17	12/31/16	9/30/16	6/30/16	3/31/16
Same office property real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$59,855	$59,382	$58,697	$58,074	$59,936
NoVA Defense/IT	11,004	11,019	10,188	10,052	10,274
Lackland Air Force Base	11,634	12,395	12,532	11,651	10,225
Navy Support	7,010	7,033	7,232	6,998	6,934
Redstone Arsenal	3,158	3,297	3,131	3,149	3,074
Data Center Shells	3,043	3,023	3,050	3,095	3,040
Total Defense/IT Locations	95,704	96,149	94,830	93,019	93,483
Regional Office	16,563	16,375	16,582	16,556	16,361
Other Properties	1,516	1,326	1,317	1,245	1,273
Same office property real estate revenues	$113,783	$113,850	$112,729	$110,820	$111,117
Same office property NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$40,023	$40,287	$39,165	$38,835	$38,040
NoVA Defense/IT	6,959	7,100	6,495	6,325	6,377
Lackland Air Force Base	4,832	4,902	4,937	4,803	4,805
Navy Support	3,801	3,916	3,858	4,323	3,409
Redstone Arsenal	2,262	2,390	2,179	2,214	2,103
Data Center Shells	2,759	2,755	2,758	2,764	2,769
Total Defense/IT Locations	60,636	61,350	59,392	59,264	57,503
Regional Office	9,547	9,645	9,334	9,976	9,567
Other Properties	941	870	816	795	665
Same office property NOI	$71,124	$71,865	$69,542	$70,035	$67,735

Corporate Office Properties Trust
Same Office Property Cash NOI (1) by Segment
(dollars in thousands)

	Three Months Ended
	3/31/17	12/31/16	9/30/16	6/30/16	3/31/16
Same office property cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$40,215	$40,202	$38,944	$38,484	$37,422
NoVA Defense/IT	6,989	7,044	6,095	6,327	6,760
Lackland Air Force Base	4,876	4,946	4,858	4,714	4,716
Navy Support	3,866	3,612	3,524	4,218	3,196
Redstone Arsenal	2,603	2,590	2,524	2,528	2,448
Data Center Shells	2,937	2,927	2,915	2,890	2,883
Total Defense/IT Locations	61,486	61,321	58,860	59,161	57,425
Regional Office	8,698	9,767	9,446	10,081	9,444
Other Properties	704	773	775	775	653
Same office property cash NOI	$70,888	$71,861	$69,081	$70,017	$67,522
Straight line rent adjustments and lease incentive amortization	(288)	(1,413)	(1,866)	(2,737)	(874)
Amortization of acquired above- and below-market rents	(303)	(315)	(202)	(190)	(190)
Amortization of below-market cost arrangements	(146)	(239)	(239)	(239)	(239)
Lease termination fees, gross	706	601	389	336	953
Tenant funded landlord assets	267	1,370	2,379	2,848	563
Same office property NOI	$71,124	$71,865	$69,542	$70,035	$67,735
Percentage change in same office property cash NOI (1)	5.0%

(1)	Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing - Total Office Portfolio (1)
Quarter Ended March 31, 2017
(square feet in thousands)

	Defense/IT Locations								As Adjusted (4)
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Total Defense/IT Locations	Regional Office	Other	Total Office	Ft Meade/BW Corridor	Total Office
Renewed Space
Leased Square Feet	175	—	21	—	195	11	35	241	49	116
Expiring Square Feet	180	3	21	—	203	145	41	389	54	264
Vacating Square Feet	5	3	—	—	8	134	6	148	5	148
Retention Rate (% based upon square feet)	97.2%	—%	100.0%	—%	96.1%	7.5%	85.3%	62.0%	90.8%	43.9%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$14.82	$—	$—	$—	$13.24	$48.59	$0.36	$12.94	$1.54	$5.29
Weighted Average Lease Term in Years	7.6	—	1.0	—	6.9	5.3	1.1	6.0	1.4	1.6
GAAP Rent Per Square Foot
Renewal GAAP Rent	$40.58	$—	$25.87	$—	$39.01	$27.35	$18.57	$35.50	$24.59	$23.24
Expiring GAAP Rent	$32.92	$—	$25.13	$—	$32.09	$24.42	$18.24	$29.72	$22.41	$21.81
Change in GAAP Rent	23.3%	—%	3.0%	—%	21.6%	12.0%	1.8%	19.4%	9.7%	6.5%
Cash Rent Per Square Foot
Renewal Cash Rent	$37.66	$—	$25.87	$—	$36.41	$27.00	$18.57	$33.38	$24.61	$23.22
Expiring Cash Rent	$35.65	$—	$25.13	$—	$34.53	$27.00	$19.26	$31.96	$24.31	$23.17
Change in Cash Rent	5.6%	—%	3.0%	—%	5.4%	—%	(3.6)%	4.4%	1.2%	0.2%
Average escalations per year	2.9%	—%	—%	—%	2.8%	2.8%	—%	2.8%	0.6%	1.1%
New Leases
Development and Redevelopment Space
Leased Square Feet	48	8	—	2	58	—	—	58	48	58
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$55.45	$95.08	$—	$1.76	$59.39	$—	$—	$59.39	$55.45	$59.39
Weighted Average Lease Term in Years	6.9	7.5	—	3.0	6.8	—	—	6.8	6.9	6.8
GAAP Rent Per Square Foot	$27.36	$39.06	$—	$29.31	$29.10	$—	$—	$29.10	$27.36	$29.10
Cash Rent Per Square Foot	$27.09	$38.00	$—	$29.31	$28.72	$—	$—	$28.72	$27.09	$28.72
Other New Leases (3)
Leased Square Feet	24	6	15	—	44	15	6	66	24	66
Statistics for Completed Leasing:
Average Committed Cost per Square Foot (2)	$43.90	$75.63	$29.49	$—	$42.98	$60.34	$1.42	$43.13	$43.90	$43.13
Weighted Average Lease Term in Years	5.8	7.6	3.7	—	5.3	5.3	1.8	5.0	5.8	5.0
GAAP Rent Per Square Foot	$34.24	$28.03	$22.38	$—	$29.37	$29.12	$19.30	$28.38	$34.24	$28.38
Cash Rent Per Square Foot	$33.21	$27.50	$22.67	$—	$28.86	$29.10	$22.00	$28.28	$33.21	$28.28
Total Square Feet Leased	246	14	36	2	298	26	41	366	121	240
Average escalations per year	2.8%	2.8%	2.0%	3.0%	2.8%	2.8%	0.7%	2.7%	2.3%	2.3%
Average escalations excl. data center shells								2.7%		2.3%

(1)
Activity is exclusive of owner occupied space and leases with less than a one-year term. Weighted average lease term is based on the non-cancelable term of tenant leases determined in accordance with GAAP. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.

(2) Committed costs include tenant improvements and leasing commissions and exclude rent concessions.
(3) Other New Leases includes acquired first generation space and vacated second generation space.
(4) Excludes a lease in holdover status as of 12/31/16 and executed in January 2017 that we included in our 2016 reporting on an as adjusted basis.

Corporate Office Properties Trust
Lease Expiration Analysis as of 3/31/17 (1)
(dollars and square feet in thousands, except per square foot amounts)

Year and Segment of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3)	Percentage of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Core Portfolio
Ft Meade/BW Corridor	38	924	$31,255	6.8%	$33.81
NoVA Defense/IT	6	36	1,118	0.2%	31.29
Navy Support	16	120	2,471	0.5%	20.54
Redstone Arsenal	1	5	131	—%	26.03
Regional Office	8	74	2,254	0.5%	30.65
2017	69	1,159	37,229	8.1%	32.12
Ft Meade/BW Corridor	54	1,390	46,043	10.0%	33.13
NoVA Defense/IT	5	168	6,433	1.4%	38.26
Navy Support	25	359	11,593	2.5%	32.32
Redstone Arsenal	4	253	6,575	1.4%	25.99
Data Center Shells-Consolidated properties	1	155	2,498	0.5%	16.11
Regional Office	16	166	6,061	1.3%	36.42
2018	105	2,491	79,203	17.2%	31.80
Ft Meade/BW Corridor	46	1,498	48,612	10.6%	32.45
NoVA Defense/IT	7	342	12,405	2.7%	36.28
Navy Support	13	113	3,394	0.7%	29.91
Redstone Arsenal	2	43	965	0.2%	22.53
Regional Office	11	159	4,389	1.0%	27.67
2019	79	2,155	69,765	15.2%	32.38
Ft Meade/BW Corridor	41	1,024	32,803	7.1%	32.04
NoVA Defense/IT	6	136	3,833	0.8%	28.15
Lackland Air Force Base	2	250	10,132	2.2%	40.48
Navy Support	15	91	2,962	0.6%	32.56
Redstone Arsenal	1	11	219	—%	19.64
Regional Office	11	67	2,063	0.4%	30.64
2020	76	1,579	52,012	11.3%	32.93
Ft Meade/BW Corridor	35	764	25,288	5.5%	33.11
NoVA Defense/IT	8	104	2,804	0.6%	26.97
Navy Support	13	143	4,565	1.0%	31.89
Redstone Arsenal	6	161	3,543	0.8%	22.00
Regional Office	7	115	3,309	0.7%	28.76
2021	69	1,287	39,509	8.6%	30.70
Thereafter
Consolidated Properties	142	5,623	176,214	38.4%	31.34
Unconsolidated JV Properties	6	962	5,268	1.1%	10.96
Core Portfolio	546	15,256	$459,200	97.4%	$30.10

Year and Segment of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3)	Percentage of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Core Portfolio	546	15,256	$459,200	97.4%	$30.10
Office Properties Held for Sale and Other
Ft Meade/BW Corridor	2	15	292	0.1%	19.27
Regional Office	20	328	7,131	1.5%	21.76
Other	13	189	4,854	1.0%	25.69
Office Properties Held for Sale and Other Total Average	35	532	12,277	2.6%	23.08
Total Portfolio	581	15,788	$471,477	100.0%	$30.20
Consolidated Portfolio	575	14,826	$466,209
Unconsolidated JV Properties	6	962	$5,268

Note: As of 3/31/17, the weighted average lease term is 4.6 years for the Core Portfolio, 4.5 for the Total Portfolio and 4.3 for the Consolidated Portfolio.

Wholesale Data Center Lease Expiration Analysis

Year of Lease Expiration	Number of Leases Expiring	Raised Floor Square Footage	Critical Load(MW)	Total Annual Rental Revenue of Expiring Leases (3)(000's)
2017	1	9	1.00	$1,620
2018	2	1	0.26	539
2019	1	6	1.00	2,321
2020	1	17	11.25	13,426
2021	1	2	0.35	532
2022	1	6	1.00	1,597
			14.86	$20,035

(1)
This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 3/31/17 of 147,000 for the total portfolio and Core Portfolio. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to COPT’s ownership interest.

(2)	A number of our leases are subject to certain early termination provisions. The year of lease expiration is based on the non-cancelable term of tenant leases determined in accordance with GAAP.

(3)
Total Annualized Rental Revenue is the monthly contractual base rent as of 3/31/17 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases. The amounts reported above for Annualized Rental Revenue include the portion of properties owned through an unconsolidated real estate joint venture that was allocable to COPT’s ownership interest.

(4)	Amounts reported represent the percentage of our Core Portfolio for components of such portfolio while other amounts represent the percentage of our total portfolio.

Corporate Office Properties Trust
Top 20 Office Tenants as of 3/31/17 (1)
(Based on Annualized Rental Revenue of
office properties, dollars and square feet in thousands)

Tenant		Number of Leases	Total Occupied Square Feet	Percentage of Total Occupied Square Feet	Total Annualized Rental Revenue (2)	Percentage of Total Annualized Rental Revenue (2)	Weighted Average Remaining Lease Term (3)
United States Government	(4)	61	3,794	24.0%	$147,611	31.3%	4.4
Northrop Grumman Corporation		8	758	4.8%	22,726	4.8%	3.8
The Boeing Company		11	684	4.3%	20,517	4.4%	2.3
General Dynamics Corporation		6	466	3.0%	16,948	3.6%	4.5
Vadata Inc.	(1)	10	1,556	9.9%	13,965	3.0%	8.3
CareFirst, Inc.		2	313	2.0%	11,351	2.4%	5.9
Computer Sciences Corporation		3	279	1.8%	10,986	2.3%	1.2
Booz Allen Hamilton, Inc.		6	291	1.8%	10,125	2.1%	4.3
Wells Fargo & Company		5	222	1.4%	8,480	1.8%	9.0
CACI Technologies, Inc.		3	224	1.4%	7,301	1.5%	3.7
AT&T Corporation		3	308	2.0%	6,080	1.3%	2.1
KEYW Corporation		2	211	1.3%	5,958	1.3%	6.7
The Raytheon Company		5	161	1.0%	5,759	1.2%	1.5
Miles & Stockbridge, PC		2	160	1.0%	5,356	1.1%	10.5
Transamerica Life Insurance Company		2	159	1.0%	4,867	1.0%	4.7
University of Maryland		3	172	1.1%	4,807	1.0%	4.4
Harris Corporation		6	170	1.1%	4,805	1.0%	3.2
Science Applications International Corp.		4	131	0.8%	4,725	1.0%	3.1
Kratos Defense and Security Solutions		1	131	0.8%	4,694	1.0%	3.1
The Mitre Corporation		4	122	0.8%	4,298	0.9%	2.6
Subtotal Top 20 Office Tenants		147	10,314	65.3%	321,359	68.2%	4.8
All remaining tenants		434	5,475	34.7%	150,118	31.8%	3.9
Total/Weighted Average		581	15,788	100.0%	$471,477	100.0%	4.5

(1)  Includes Annualized Rental Revenue (“ARR”) in six properties owned through an unconsolidated JV of $5.3 million (see page 32 for additional information).
(2)  Total ARR is the monthly contractual base rent as of 3/31/17, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of ARR that was allocable to COPT’s ownership interest.
(3)  A number of our leases are subject to certain early termination provisions.  Weighted average lease term is based on the non-cancelable term of tenant leases determined in accordance with GAAP. The weighting of the lease term was computed using Total Rental Revenue.
(4)  Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 3/31/17, $2.5 million in ARR (or 1.7% of our ARR from the United States Government and 0.5% of our total ARR) was through the General Services Administration (GSA).

Corporate Office Properties Trust
Property Dispositions
(dollars in thousands)

	Property Segment/Subsegment	Business Park/Submarket	Number of Buildings	Square Feet	Transaction Date	Occupancy on Transaction Date	Transaction Price
Quarter Ended 3/31/17
Herndon, Virginia Land	N/A	N/A	N/A	N/A	1/12/2017	N/A	$14,325
3120 Fairview Park Drive	NoVA Defense/IT	Merrifield	1	190	2/15/2017	87.2%	39,000
Total - Quarter Ended 3/31/17							$53,325

Corporate Office Properties Trust
Summary of Construction Projects as of 3/31/17 (1)
(dollars and square feet in thousands)

	Property Segment	Park/Submarket	Total Rentable Square Feet	Percentage Leased as of 3/31/17	as of 3/31/2017 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
					Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location
Under Construction
2100 Rideout Road Huntsville, Alabama (4)	Redstone Arsenal	Redstone Gateway	19	65%	$5,326	$4,589	$2,963	2Q 16	2Q 17
Bethlehem Technology Park - DC20 Manassas, Virginia	Data Center Shells	Manassas	216	100%	29,913	23,271	—	2Q 17	2Q 17
Bethlehem Technology Park - DC18 Manassas, Virginia	Data Center Shells	Manassas	216	100%	34,800	18,623	—	3Q 17	3Q 17
NOVA Office D Northern Virginia	NoVA Defense/IT	Other	240	100%	49,344	33,212	—	3Q 17	3Q 17
540 National Business Parkway Annapolis Junction, Maryland	Ft. Meade/BW Corridor	National Bus. Park	145	49%	43,712	29,503	—	1Q 17	1Q 18
5801 University Research Court College Park, Maryland	Ft. Meade/BW Corridor	College Park	71	0%	18,544	2,861	—	1Q 18	1Q 19
Total Under Construction			907	83%	$181,639	$112,059	$2,963

Held for Lease to Government
310 Sentinel Way Annapolis Junction, Maryland	Ft Meade/BW Corridor	National Bus. Park	191	8%	54,352	39,513	39,513	(1)	(1)
NOVA Office B Northern Virginia	NoVA Defense/IT	Other	161	0%	41,500	31,172	31,172	(1)	(1)
Total Held for Lease to Government			352	4%	$95,852	$70,685	$70,685

Total Construction Projects			1,259	61%	$277,491	$182,744	$73,648

(1)
Includes properties under, or contractually committed for, construction as of 3/31/17 and 310 Sentinel Way and NOVA Office B, two properties that were complete but held for future lease to the United States Government.

(2)	Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

(3)	Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(4)	Although classified as under construction, 11,000 square feet were operational as of 3/31/17.

Corporate Office Properties Trust
Summary of Redevelopment Projects as of 3/31/17
(dollars and square feet in thousands)

	Property Segment	Park/Submarket	Total Rentable Square Feet	Percentage Leased as of 3/31/17	as of 3/31/2017 (1)					Actual or Anticipated Shell Completion Date	Anticipated Operational Date (2)
					Historical Basis, Net	Incremental Redevelopment Cost	Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location
Airport Landing Retail Bldgs. (3) Linthicum, Maryland	Ft Meade/BW Corridor	Airport Square	14	55%	$785	$6,401	$7,186	$6,214	$3,319	4Q 16	4Q 17

(1)	Cost includes construction, leasing costs and allocated portion of shared infrastructure.

(2)	Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(3)	Although classified as under redevelopment, 6,000 square feet were operational as of 3/31/17.

Corporate Office Properties Trust
Office Property Construction and Redevelopment Placed in Service as of 3/31/17
(square feet in thousands)

						Square Feet Placed in Service in 2017
			Total Property				Space Placed in Service % Leased as of 3/31/17
	Property Segment	Park/Submarket	% Leased as of 3/31/17
Property and Location				Rentable Square Feet	Prior Year	1st Quarter
7134 Columbia Gateway Drive Columbia, Maryland	Ft Meade/BW Corridor	Howard Co. Perimeter	68%	22	8	14	68%
1201 Winterson Road Linthicum, Maryland	Ft Meade/BW Corridor	Airport Square	60%	68	—	68	60%
Airport Landing Retail Buildings Linthicum, Maryland	Ft Meade/BW Corridor	Airport Square	55%	14	2	4	100%
Total Construction/Redevelopment Placed Into Service			61%	104	10	86	64%

Corporate Office Properties Trust
Summary of Land Owned/Controlled as of 3/31/17 (1)

Location	Acres	Estimated Developable Square Feet (in thousands)	Costs to Date
Land Owned/Controlled for Future Development
Defense IT Locations:
Fort Meade/BW Corridor:
National Business Park	196	1,956
Howard County	27	590
Other	133	1,494
Total Fort Meade/BW Corridor	356	4,040
NoVA Defense/IT	59	1,614
Lackland AFB	68	1,033
Navy Support	44	109
Redstone Arsenal (2)	428	4,084
Data Center Shells	21	206
Total Defense/IT Locations	976	11,086
Regional Office	11	1,089
Total land owned/controlled for future development	987	12,175	$304,815

Other land owned/controlled	152	1,638	9,117
Land held for sale	42	500	3,768

Land owned/controlled	1,181	14,313	$317,700
Land held for sale	(42)	(500)	(3,768)
Land held, net	1,139	13,813	$313,932

(1)	This land inventory schedule excludes all properties listed as construction or redevelopment as detailed on pages 23 and 24, and includes properties under ground lease to us.

(2)
Includes land owned under a long-term master lease agreement to LW Redstone Company, a consolidated joint venture (see page 31). As this land is developed in the future, the joint venture will execute site-specific leases under the master lease agreement. Rental payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

Corporate Office Properties Trust
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg.		Effective	Gross Debt
	Maturity	Stated	Rate	Balance at
	(Years)	Rate	(1)(2)	3/31/2017
Debt
Secured debt	6.9	4.07%	4.06%	$167,410
Unsecured debt	5.7	3.70%	4.08%	1,751,811
Total Consolidated Debt	5.8	3.73%	4.08%	$1,919,221

Fixed rate debt (2)	6.4	4.30%	4.17%	$1,819,221
Variable rate debt	4.3	2.38%	2.37%	100,000
Total Consolidated Debt				$1,919,221

Preferred Equity		Redeemable
7.375% Series L Redeemable Pref. Shares		Jun-17		$172,500
7.5% Series I Convertible Preferred Units (3)		Sep-19		8,800
Total Preferred Equity				$181,300

Common Equity
Common Shares				99,390
Common Units				3,405
Total Common Shares and Units				102,795

Closing Common Share Price on 3/31/17				$33.10
Common Equity Market Capitalization				$3,402,515

Total Equity Market Capitalization				$3,583,815

Total Market Capitalization				$5,503,036

(1) Excludes the effect of deferred financing cost amortization.
(2) Includes the effect of interest rate swaps that hedge the risk of changes in interest rates on variable rate debt.
(3) 352,000 units outstanding with a liquidation preference of $25 per unit, and convertible into 176,000 common units.

Investment Grade Ratings & Outlook:			Latest Affirmation
Fitch	BBB-	Stable	10/4/16
Moody’s	Baa3	Stable	7/28/16
Standard & Poor’s	BBB-	Stable	5/24/16

Corporate Office Properties Trust
Summary of Outstanding Debt as of 3/31/17
(dollars in thousands)

									Balloon
									Payment
	Stated	Amount	Maturity			Stated		Amount	Due Upon	Maturity
Unsecured Debt	Rate	Outstanding	Date		Secured Debt	Rate		Outstanding	Maturity	Date
Revolving Credit Facility	L + 1.20%	$—	May-19	(1)(2)	7015 Albert Einstein Drive	7.87%		$1,121	$—	Nov-19
Senior Unsecured Notes					7200 Redstone Gateway (4)	L + 1.85%		13,494	12,132	Oct-20
3.70% due 2021	3.70%	$300,000	Jun-21		7740 Milestone Parkway	3.96%		18,503	15,902	Feb-23
3.60% due 2023	3.60%	350,000	May-23		100 & 30 Light Street	4.32%		54,240	47,676	Jun-23
5.25% due 2024	5.25%	250,000	Feb-24		1000, 1200 and 1100 Redstone
5.00% due 2025	5.00%	300,000	Jul-25		Gateway (4)	4.47%	(5)	35,648	27,649	Jun-24
Subtotal - Senior Unsecured Notes	4.32%	$1,200,000			M Square (5825 & 5850
					University Research Court) (4)	3.82%		44,404	35,603	Jun-26
Unsecured Bank Term Loans					Total Secured Debt	4.07%		$167,410
2020 Maturity	L + 1.40%	300,000	May-20	(2)
2022 Maturity	L + 1.80%	250,000	Dec-22	(3)
Subtotal - Term Loans	2.37%	550,000
Other Unsecured Debt	—%	1,811	May-26
Total Unsecured Debt	3.70%	$1,751,811

Debt Summary
Total Unsecured Debt	3.70%	$1,751,811
Total Secured Debt	4.07%	167,410
Consolidated Debt	3.73%	$1,919,221
Net discounts and deferred
financing costs		(15,564)
Debt, per balance sheet		$1,903,657

Consolidated Debt		$1,919,221
COPT’s share of unconsolid. JV gross debt (6)		30,000
Gross debt		$1,949,221

(1)	The Company’s $800 million line of credit matures in May 2019 and may be extended for two six-month periods, at our option.

(2)	Pre-payable anytime without penalty.

(3)	Pre-payable in 2017 without penalty.

(4)	These properties are owned through consolidated joint ventures.

(5)	Represents the weighted average rate of three loans on the properties.

(6)	See page 32 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Summary of Outstanding Debt as of 3/31/17 (continued)
_____________________________________________________________________________________________________________
(1) Includes the effect of interest rate swaps in effect that hedge the risk of changes in interest rates on variable rate debt.

Corporate Office Properties Trust
Debt Analysis
(dollars, shares and units in thousands, except per share amounts)

		As of and for Three				As of and for Three
		Months Ended		Line of Credit &		Months Ended
Senior Note Covenants (1)	Required	3/31/2017		Term Loan Covenants (1)	Required	3/31/2017
Total Debt / Total Assets	< 60%	41.6%		Total Debt / Total Assets	< 60%	35.9%
Secured Debt / Total Assets	< 40%	3.6%		Secured Debt / Total Assets	< 40%	3.3%
Debt Service Coverage	> 1.5x	3.6x		Adjusted EBITDA / Fixed Charges	> 1.5x	3.0x
Unencumbered Assets / Unsecured Debt	> 150%	243.0%		Unsecured Debt / Unencumbered Assets	< 60%	37.4%
				Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	4.0x

Debt Ratios (2)	Source			Unencumbered Portfolio Analysis
Gross debt	p. 28	$1,949,221		# of unencumbered properties		148
Adjusted book	p. 35	$4,511,134		% of total portfolio		90%
Net debt / adjusted book ratio		38.2%		Unencumbered square feet in-service		14,603
Net debt plus pref. equity / adj. book ratio		42.2%		% of total portfolio		85%
Net debt	p. 35	$1,722,381		NOI from unencumbered real estate operations		$72,702
In-place adjusted EBITDA	p. 10	$73,445		% of total NOI from real estate operations		91%
Net debt / in-place adjusted EBITDA ratio		5.9	x	Adjusted EBITDA from unencumbered real estate operations		$67,041
Net debt plus pref. equity / in-place adj. EBITDA ratio		6.5	x	% of total adjusted EBITDA from real estate operations		91%
Denominator for debt service coverage	p. 34	$19,312		Unencumbered adjusted book		$4,105,762
Denominator for fixed charges	p. 34	$24,188		% of total adjusted book		91%
Adjusted EBITDA	p. 10	$73,885
Adjusted EBITDA debt service coverage ratio		3.8	x
Adjusted EBITDA fixed charge coverage ratio		3.1	x

(1)     The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.

Corporate Office Properties Trust
Consolidated Real Estate Joint Ventures as of 3/31/17
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	Occupancy %	Leased %	NOI for Three Months Ended 3/31/17 (2)	Total Assets (1)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Associates, LLC (2 properties)	242	100.0%	100.0%	$1,400	$54,684	$44,404	50%
Huntsville, AL:
LW Redstone Company, LLC (6 properties)	505	100.0%	100.0%	1,825	88,073	49,142	85%
Total/Average	747	100.0%	100.0%	$3,225	$142,757	$93,546

Non-operational Properties	Estimated Developable Square Feet	Total Assets (1)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Research Park	525	$10,474	$—	50%
Huntsville, Alabama:
Redstone Gateway (3)	4,084	69,220	—	85%
Washington, DC:
Stevens Place	189	42,176	—	95%
Total	4,798	$121,870	$—

(1)  Total assets includes the assets of the consolidated joint venture plus any outside investment basis.

(2)	Represents gross NOI of the joint venture operating properties before allocation to joint venture partners.

(3)	Total assets include $50.6 million due from the City of Huntsville (including accrued interest) in connection with infrastructure costs funded by the joint venture.

Corporate Office Properties Trust
Unconsolidated Real Estate Joint Venture as of 3/31/17
(dollars and square feet in thousands)

Joint venture information
COPT ownership %	50%
Investment in unconsolidated real estate joint venture	$25,417
Number of properties	6
Square feet	962
Percentage occupied	100%
		COPT’s Share (1)
Balance sheet information
Operating properties, net	$127,857	$63,929
Total Assets	$146,438	$73,219
Debt	$59,565	$29,783

Operating information	Three Months Ended 3/31/17
Revenue	$2,972	$1,534
Operating expenses	(472)	(236)
NOI and EBITDA	2,500	1,298
Interest expense	(522)	(261)
Depreciation and amortization	(874)	(311)
Net income	$1,104	$726

NOI (per above)	$2,500	$1,298
Straight line rent adjustments	(183)	(188)
Cash NOI	$2,317	$1,110

(1) COPT's share represents the portion allocable to our ownership interest.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (dollars in thousands)

	Three Months Ended
	3/31/17	12/31/16	9/30/16	6/30/16	3/31/16

Gain on sales of real estate, net, per statements of operations	$4,238	$6,885	$34,101	$—	$—
Gain on sales of non-operating properties	(4,219)	(7,197)	—	—	—
Gain (loss) on sales of operating properties	$19	$(312)	$34,101	$—	$—

Impairment losses, per statements of operations	$—	$1,554	$27,699	$69,692	$2,446
Impairment losses on previously depreciated operating properties	—	(1,518)	(25,857)	(55,124)	(847)
Impairment losses on non-operating properties	$—	$36	$1,842	$14,568	$1,599

NOI from real estate operations (1)
Real estate revenues	$126,767	$127,999	$130,954	$133,924	$133,087
Real estate property operating expenses	(48,519)	(47,562)	(49,952)	(48,141)	(51,875)
COPT’s share of NOI in unconsolidated real estate JV (2)	1,298	1,297	1,008	—	—
NOI from real estate operations	79,546	81,734	82,010	85,783	81,212
General and administrative expenses	(6,747)	(6,211)	(7,242)	(6,512)	(10,130)
Leasing expenses	(1,864)	(1,578)	(1,613)	(1,514)	(1,753)
Business development expenses and land carry costs	(1,693)	(1,747)	(1,716)	(2,363)	(2,418)
NOI from construction contracts and other service operations	548	1,024	808	525	526
Impairment losses on non-operating properties	—	(36)	(1,842)	(14,568)	(1,599)
Equity in income of unconsolidated non-real estate entities	(1)	(1)	1	10	10
Interest and other income	1,726	1,567	1,391	1,330	1,156
(Loss) gain on early extinguishment of debt	—	(1,073)	(59)	5	17
Gain on sales of non-operating properties	4,219	7,197	—	—	—
Interest expense	(18,994)	(18,664)	(18,301)	(22,639)	(23,559)
COPT’s share of interest expense of unconsolidated real estate JV	(261)	(267)	(208)	—	—
Income tax (expense) benefit	(40)	(272)	21	(1)	8
FFO - per NAREIT (1)	$56,439	$61,673	$53,250	$40,056	$43,470

(1) Please refer to the section entitled “Definitions” for a definition of this measure.
(2) See page 32 for a schedule of the related components.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended
	3/31/17	12/31/16	9/30/16	6/30/16	3/31/16
Total interest expense	$18,994	$18,664	$18,301	$22,639	$23,559
Less: Amortization of deferred financing costs	(1,009)	(1,093)	(1,126)	(1,178)	(1,176)
Less: Amortization of net debt discounts and prem., net of amounts capitalized	(339)	(336)	(332)	(325)	(319)
Less: Gain (loss) on interest rate derivatives	453	725	1,523	(319)	(1,551)
COPT’s share of interest expense of unconsolidated real estate JV, excluding deferred financing costs	255	261	204	—	—
Denominator for interest coverage	18,354	18,221	18,570	20,817	20,513
Scheduled principal amortization	958	941	922	1,732	1,800
Denominator for debt service coverage	19,312	19,162	19,492	22,549	22,313
Capitalized interest	1,531	1,419	1,242	1,309	1,753
Preferred share dividends - redeemable non-convertible	3,180	3,640	3,552	3,553	3,552
Preferred unit distributions	165	165	165	165	165
Denominator for fixed charge coverage	$24,188	$24,386	$24,451	$27,576	$27,783

Preferred share dividends	$3,180	$3,640	$3,552	$3,553	$3,552
Preferred unit distributions	165	165	165	165	165
Common share dividends - unrestricted shares	27,219	26,991	25,963	25,938	25,919
Common share dividends - restricted shares	125	100	105	96	118
Common unit distributions	936	987	988	1,004	1,011
Total dividends/distributions	$31,625	$31,883	$30,773	$30,756	$30,765

Common share dividends - unrestricted shares	$27,219	$26,991	$25,963	$25,938	$25,919
Common unit distributions	936	987	988	1,004	1,011
Dividends and distributions for payout ratios	$28,155	$27,978	$26,951	$26,942	$26,930

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended
	3/31/17	12/31/16	9/30/16	6/30/16	3/31/16
Total Assets	$3,739,366	$3,780,885	$3,634,194	$3,841,692	$3,937,908
Accumulated depreciation	732,371	706,385	681,476	678,827	713,283
Accumulated depreciation included in assets held for sale	7,104	9,566	22,938	76,653	33,143
Accumulated amort. of real estate intangibles and deferred leasing costs	218,336	210,692	201,414	199,038	198,552
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	9,259	11,575	21,469	27,206	20,655
COPT’s share of liabilities of unconsolidated real estate JV	30,037	29,873	30,013	—	—
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JV	1,501	938	375	—	—
Less: Cash and cash equivalents	(226,470)	(209,863)	(47,574)	(13,317)	(62,489)
COPT’s share of cash of unconsolidated real estate JV	(370)	(283)	(444)	—	—
Adjusted book	$4,511,134	$4,539,768	$4,543,861	$4,810,099	$4,841,052

Gross debt (page 28)	$1,949,221	$1,950,229	$1,921,219	$2,112,700	$2,158,880
Less: Cash and cash equivalents	(226,470)	(209,863)	(47,574)	(13,317)	(62,489)
COPT’s share of cash of unconsolidated real estate JV	(370)	(283)	(444)	—	—
Net debt	$1,722,381	$1,740,083	$1,873,201	$2,099,383	$2,096,391
Preferred equity	181,300	207,883	207,883	207,883	207,883
Net debt plus preferred equity	$1,903,681	$1,947,966	$2,081,084	$2,307,266	$2,304,274

Corporate Office Properties Trust
Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs, unconsolidated real estate joint venture cash and cash equivalents, liabilities and accumulated depreciation and amortization (of real estate intangibles and deferred leasing costs) allocable to our ownership interest in the joint venture and the effect of properties serving as collateral for debt in default that we extinguished (or intend to extinguish) via conveyance of such properties.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income (loss) adjusted for the effects of interest expense, depreciation and amortization, impairment losses, gain on sales of properties, gain or loss on early extinguishment of debt, net gain on unconsolidated entities, operating property acquisition costs, loss on interest rate derivatives, income taxes, business development expenses, demolition costs on redevelopment properties and executive transition costs, and excluding the effect of properties that served as collateral for debt in default that we extinguished via conveyance of such properties.  Adjusted EBITDA also includes adjustments to net income for the effects of the items noted above pertaining to an unconsolidated real estate JV that was allocable to our ownership interest in the JV. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-levered performance.  We believe that net income is the most directly comparable GAAP measure to adjusted EBITDA.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to restricted shares and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income is the most directly comparable GAAP measure to Basic FFO.

Corporate Office Properties Trust
Definitions

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of acquisition intangibles included in FFO and NOI (including above- and below-market leases and above- or below-market cost arrangements), lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even though the resulting revenue adjustments are not reflective of our lease economics.  In addition, revenue from lease termination fees and tenant-funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, same-office property groupings and individual properties.  We believe that operating income, as reported on our consolidated statements of operations, is the most directly comparable GAAP measure to Cash NOI.

COPT’s share of NOI from unconsolidated real estate joint venture (“JV”)
Represents the net of revenues and property operating expenses of real estate operations owned through an unconsolidated JV that is allocable to COPT’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income is the most directly comparable GAAP measure to Diluted AFFO.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income is the most directly comparable GAAP measure to Diluted FFO.

Corporate Office Properties Trust
Definitions

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs; gains on sales of, and impairment losses on, properties other than previously depreciated operating properties; gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; demolition costs on redevelopment properties; executive transition costs (including separation related compensation and replacement recruitment costs for Vice President level positions and above); and accounting charges for original issuance costs associated with redeemed preferred shares.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. The adjustment for FFO associated with properties securing non-recourse debt on which we defaulted pertains to the periods subsequent to our default on the loan’s payment terms, which was the result of our decision to not support payments on the loan since the estimated fair value of the properties was less than the loan balance. While we continued as the legal owner of the properties during this period, all cash flows produced by them went directly to the lender and we did not fund any debt service shortfalls, which included incremental additional interest under the default rate. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure.

Dividend coverage-Diluted FFO, Diluted FFO, as adjusted for comparability, and Dividend coverage-Diluted AFFO
These measures divide either Diluted FFO, Diluted FFO, as adjusted for comparability, or Diluted AFFO by the sum of (1) dividends on unrestricted common shares and (2) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO.

Funds from operations (“FFO” or “FFO per NAREIT”)
Defined as net income computed using GAAP, excluding gains on sales of, and impairment losses on, previously depreciated operating properties and real estate-related depreciation and amortization.  When multiple properties consisting of both operating and non-operating properties exist on a single tax parcel, we classify all of the gains on sales of, and impairment losses on, the tax parcel as all being for previously depreciated operating properties when most of the value of the parcel is associated with

Corporate Office Properties Trust
Definitions

operating properties on the parcel. FFO also includes adjustments to net income for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe that we use the National Association of Real Estate Investment Trust’s (“NAREIT”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of, and impairment losses on, previously depreciated operating properties and excluding real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income is the most directly comparable GAAP measure to FFO.

Gross debt
Defined as total consolidated outstanding debt, which is debt reported per our balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of an unconsolidated real estate JV that were allocable to our ownership interest in the JV.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) the removal of NOI pertaining to properties in the quarterly periods in which such properties were sold; and (2) the addition of pro forma adjustments to NOI for properties acquired or placed into service subsequent to the commencement of a quarter made in order to reflect a full quarter of ownership/operations. The measure also includes adjustments to Adjusted EBITDA for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance, as further adjusted for changes in operating properties subsequent to the commencement of a quarter.  We believe that net income is the most directly comparable GAAP measure to in-place adjusted EBITDA.

Net debt
Defined as Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period and debt in default that was extinguished via conveyance of properties. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV.

Net debt plus preferred equity
Defined as Net debt plus the total liquidation preference of our outstanding preferred equity.

Net debt to Adjusted book and Net debt plus preferred equity to Adjusted book
These measures divide either Net debt or Net debt plus preferred equity (as defined above) by Adjusted book.

Net debt to in-place adjusted EBITDA ratio and Net debt plus preferred equity to in-place adjusted EBITDA ratio
Defined as Net debt or Net debt plus preferred equity (as defined above) divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues; consolidated property operating expenses; and the net of revenues and property operating expenses of real estate operations owned through an unconsolidated real estate JV that is allocable to COPT’s ownership interest in the JV. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, same-office property groupings and individual properties.  We believe that operating income, as reported on our consolidated statements of operations, is the most directly comparable GAAP measure to NOI.

Corporate Office Properties Trust
Definitions

NOI debt service coverage ratio and Adjusted EBITDA debt service coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties) and scheduled principal amortization on mortgage loans.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of (a) dividends on unrestricted common shares and (b) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office) or (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there). Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. The measure also includes replacement capital expenditures of an unconsolidated real estate JV that were allocable to our ownership interest in the JV. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Same Office Property NOI and Same Office Cash NOI
Defined as NOI, or Cash NOI, from real estate operations of Same Office Properties.  We believe that these are important supplemental measures of operating performance of Same Office Properties for the same reasons discussed above for NOI from real estate operations and Cash NOI.

Corporate Office Properties Trust
Definitions

Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through unconsolidated real estate joint ventures, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

Construction Properties — Properties under, or contractually committed for, construction. Also includes newly-constructed properties that are complete but held for future lease to the United States Government.

Core Portfolio — Represents Defense/IT Locations and Regional Office properties excluding properties held for sale.

Defense/IT Locations — Represents properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable priority missions.

First Generation Space — Newly constructed or redeveloped space that has never been occupied.

Operational Space — The portion of a property in operations (excludes portion under construction or redevelopment).

Pre-Construction Properties — Properties on which work associated with one or more of the following tasks is underway on a regular basis: pursuing entitlements, planning, design and engineering, bidding, permitting and premarketing/preleasing. Typically, these projects, as categorized in this Supplemental Information package, are targeted to begin construction in 12 months or less.

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office Properties — Includes traditional office properties located in select urban/urban-like submarkets within our regional footprint with durable Class-A office fundamentals and characteristics, as well as other properties supporting general commercial office tenants.

Same Office Properties — Operating office properties continually owned and 100% operational since at least 1/1/16, excluding properties disposed or held for sale.

Second Generation Space — Space leased that has been previously occupied.

Total Portfolio — Operating properties, including ones owned through an unconsolidated joint venture.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson-Kelly	Michelle Layne
	443-285-5453	443-285-5452
	stephanie.kelly@copt.com	michelle.layne@copt.com

COPT REPORTS FIRST QUARTER 2017 RESULTS

COLUMBIA, MD April 27, 2017 - Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced financial and operating results for the first quarter ended March 31, 2017.

Management Comments

“Our first quarter results were on track with our business plan and represents a solid start to the year. Our FFO per share, as adjusted for comparability, result of $0.47 exceeded the high end of our guidance, and was boosted by the timing of some operating expenses and favorable net weather related expenses. Accordingly, we are narrowing our guidance for the full year, but maintaining the original mid-point of $2.04. Our first quarter same office cash NOI increase of 5% represents our eighth consecutive quarter of increases, and reaffirms our confidence in our forecast for increasing same office cash NOI by 3% to 3.5% for the full year,” stated Stephen E. Budorick, COPT’s President & Chief Executive Officer.

“The defense industry we serve continues to strengthen, confidence levels are high, but progress is correlated with defense spending appropriations. In the near term, we patiently await the Fiscal Year 2017 defense appropriation, and remain confident in our ability to accelerate our leasing progress once the budget is signed into law. Long term, given our portfolio’s unique geographic alignment with the Pentagon’s spending priorities, we remain bullish regarding our growth prospects from the increased levels of defense spending that initially occurred in Fiscal Year 2016 and are expected to continue once the current budget delay is resolved,” added Mr. Budorick.

Financial Highlights

1st Quarter Financial Results:

•	Diluted earnings per share (“EPS”) was $0.18 for the quarter ended March 31, 2017 as compared to $0.03 for the first quarter of 2016.

•	Diluted funds from operations per share (“FFOPS”), as calculated in accordance with NAREIT’s definition, was $0.51 for the first quarter of 2017 as compared to $0.39 for the first quarter of 2016.

•	FFOPS, as adjusted for comparability, was $0.47 for the quarter ended March 31, 2017 and $0.47 for the first quarter of 2016.

Adjustments for comparability encompass items such as gains and impairment losses on non-operating properties, gains (losses) on early extinguishment of debt, derivative gains (losses), executive transition costs and write-offs of original issuance costs for redeemed preferred shares.

i

Operating Performance Highlights

Portfolio Summary:

•	At March 31, 2017, the Company’s core portfolio of 152 operating office properties was 93.3% occupied and 94.2% leased.

•	During the quarter, the Company placed 86,000 square feet of development into service that was 64% leased.

•
At March 31, 2017, the Company had seven operating properties and land held for sale with an aggregate book value of $41.4 million. The buildings contain a total of 378,000 square feet that were 90.7% occupied and leased at March 31, 2017.

Same Office Performance:

•	At March 31, 2017, COPT’s same office portfolio of 141 buildings was 92.4% occupied and 93.1% leased.

•	For the quarter ended March 31, 2017, the Company’s same office property cash NOI increased 5.0% as compared to the quarter ended March 31, 2016.

Leasing: In January, the Company executed a lease for a 125,000 square foot, full-building renewal with the U.S. Government that had been negotiated during the fourth quarter of 2016. Because the Company already disclosed this renewal in its fourth quarter 2016 supplemental leasing statistics, the following leasing statistics for the first quarter of 2017 exclude it:

•
Square Feet Leased–For the quarter ended March 31, 2017, the Company leased 240,000 total square feet, including 116,000 square feet of renewing leases, 66,000 square feet of new leases on previously vacant space, and 58,000 square feet on development projects.

•
Renewal Rates & Rent Spreads on Renewing Leases–During the first quarter, the Company renewed 44% of expiring leases. For the quarter ended March 31, 2017, rents on renewed space increased 6.5% on a GAAP basis and increased 0.2% on a cash basis.

•
Lease Terms–In the first quarter, lease terms averaged 1.6 years on renewing leases, 6.8 years on development leasing and 5.0 years on vacancy leasing, for a weighted average lease term of 3.8 years on all leasing.

Investment Activity Highlights

Development & Redevelopment Projects:

•	The Company has six properties totaling 907,000 square feet under construction that, at March 31, 2017, were 83% leased.

•
The Company also has two completed properties that total 352,000 square feet which are being held for the U.S. Government and which currently are 4% leased. Including these two projects, the Company’s construction pipeline totals 1.3 million square feet, is 61% leased, and represents a total estimated cost of $277.5 million.

•	COPT has 14,000 square feet in one property under redevelopment, representing a total expected cost of $7.2 million. This project was 55% leased as of March 31, 2017.

Dispositions:

•
During the quarter, the Company completed $53 million of dispositions consisting of one, 190,000 square foot operating property for $39 million and a land parcel for $14 million, both in Northern Virginia.

Balance Sheet and Capital Transaction Highlights

•
As of March 31, 2017, the Company’s net debt plus preferred equity to adjusted book ratio was 42.2% and its net debt plus preferred equity to in-place adjusted EBITDA ratio was 6.5x. For the same period, the Company’s net debt to adjusted book ratio was 38.2% and its net debt to in-place adjusted EBITDA ratio was 5.9x. For the quarter ended March 31, 2017, the Company’s adjusted EBITDA fixed charge coverage ratio was 3.1x.

•
As of March 31, 2017 and including the effect of interest rate swaps, the Company’s weighted average effective interest rate was 4.1%; additionally, 95% of the Company’s debt was subject to fixed interest rates and the debt portfolio had a weighted average maturity of 5.8 years.

2017 Guidance
Management is narrowing its previously issued guidance range for full year EPS and FFOPS, as adjusted for comparability, to revised ranges of $0.60-$0.66 and $2.01-$2.07, respectively. Management also is establishing EPS and FFOPS, as adjusted for comparability, guidance for the second quarter ending June 30, 2017 at a ranges of $0.05-$0.07 and $0.47-$0.49, respectively. Reconciliations of projected diluted EPS to projected FFOPS are as follows:

	Quarter Ending		Year Ending
	June 30, 2017		December 31, 2017
	Low	High	Low	High
EPS	$0.05	$0.07	$0.60	$0.66
Real estate depreciation and amortization	0.35	0.35	1.40	1.40
FFOPS, NAREIT definition	0.40	0.42	2.00	2.06
Original issuance costs of redeemed preferred shares	0.07	0.07	0.07	0.07
Gains on sales of non-operating properties	—	—	(0.06)	(0.06)
FFOPS, as adjusted for comparability	$0.47	$0.49	$2.01	$2.07

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its first quarter 2017 conference call, the details of which are provided below. The accompanying slide presentation can be viewed on and downloaded from the ‘Investors’ section of the Company’s website (www.copt.com).

Conference Call Information
Management will discuss first quarter 2017 earnings results on its conference call tomorrow at 12:00 p.m. Eastern Time, details of which are listed below:

Conference Call Date:     Friday, April 28, 2017
Time: 12:00 p.m. Eastern Time
Telephone Number: (within the U.S.) 855-463-9057
Telephone Number: (outside the U.S.) 661-378-9894
Passcode: 99028882

Replay Information
A replay of this call will be available beginning at 4:00 p.m. Eastern Time on Friday, April 28, through 4:00 p.m. Eastern Time on Friday, May 12. To access the replay within the United States, please call 855-859-2056 and use passcode 99028882. To access the replay outside the United States, please call 404-537-3406 and use passcode 99028882.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference call will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in our Supplemental Information Package furnished on a Form 8-K which can be found on our website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information
COPT is an office REIT that owns, manages, develops and selectively acquires office and data center properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing priority missions (“Defense/IT Locations”). We also own a portfolio of office properties located in select urban/urban-like submarkets within our regional footprint with durable Class-A office fundamentals and characteristics (“Regional Office Properties”). As of March 31, 2017, we derived 87% of core portfolio annualized revenue from Defense/IT Locations and 13% from our Regional Office Properties. As of March 31, 2017, and including six buildings that are owned through an unconsolidated joint venture, our core portfolio of 152 office properties, encompassed 16.3 million square feet and was 94.2% leased. As of the same date, we also owned one wholesale data center with a critical load of 19.25 megawatts.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

*
general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

*	adverse changes in the real estate markets including, among other things, increased competition with other companies;

*
governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases, and/or a curtailment of demand for additional space by the Company's strategic customers;

*	the Company’s ability to borrow on favorable terms;

*
risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

*
risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

*
changes in the Company’s plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses;

*	the Company’s ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

*	the Company's ability to achieve projected results;

*	the dilutive effects of issuing additional common shares; and

*	environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended March 31,
	2017	2016
Revenues
Real estate revenues	$126,767	$133,087
Construction contract and other service revenues	13,034	11,220
Total revenues	139,801	144,307
Expenses
Property operating expenses	48,519	51,875
Depreciation and amortization associated with real estate operations	33,059	34,527
Construction contract and other service expenses	12,486	10,694
Impairment losses	—	2,446
General and administrative expenses	6,747	10,130
Leasing expenses	1,864	1,753
Business development expenses and land carry costs	1,693	2,418
Total operating expenses	104,368	113,843
Operating income	35,433	30,464
Interest expense	(18,994)	(23,559)
Interest and other income	1,726	1,156
Gain on early extinguishment of debt	—	17
Income before equity in income of unconsolidated entities and income taxes	18,165	8,078
Equity in income of unconsolidated entities	725	10
Income tax (expense) benefit	(40)	8
Gain on sales of real estate	4,238	—
Net income	23,088	8,096
Net income attributable to noncontrolling interests
Common units in the Operating Partnership (“OP”)	(634)	(127)
Preferred units in the OP	(165)	(165)
Other consolidated entities	(934)	(978)
Net income attributable to COPT	21,355	6,826
Preferred share dividends	(3,180)	(3,552)
Net income attributable to COPT common shareholders	$18,175	$3,274
Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income attributable to common shareholders	$18,175	$3,274
Amount allocable to share-based compensation awards	(125)	(118)
Numerator for diluted EPS	$18,050	$3,156
Denominator:
Weighted average common shares - basic	98,411	94,203
Dilutive effect of share-based compensation awards	155	95
Weighted average common shares - diluted	98,566	94,298
Diluted EPS	$0.18	$0.03

v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended March 31,
	2017	2016
Net income	$23,088	$8,096
Real estate-related depreciation and amortization	33,059	34,527
Impairment losses on previously depreciated operating properties	—	847
Gain on sales of previously depreciated operating properties	(19)	—
Depreciation and amortization on unconsolidated real estate entities	311	—
Funds from operations (“FFO”)	56,439	43,470
Preferred share dividends	(3,180)	(3,552)
Noncontrolling interests - preferred units in the OP	(165)	(165)
FFO allocable to other noncontrolling interests	(978)	(1,027)
Basic and diluted FFO allocable to share-based compensation awards	(216)	(166)
Basic and Diluted FFO available to common share and common unit holders (“Diluted FFO”)	51,900	38,560
Gain on sales of non-operating properties	(4,219)	—
Impairment losses on non-operating properties	—	1,599
(Gain) loss on interest rate derivatives	(453)	1,551
Gain on early extinguishment of debt	—	(17)
Demolition costs on redevelopment properties	222	208
Executive transition costs	699	4,137
Diluted FFO comparability adjustments allocable to share-based compensation awards	14	(31)
Diluted FFO available to common share and common unit holders, as adjusted for comparability	48,163	46,007
Straight line rent adjustments and lease incentive amortization	433	(965)
Amortization of intangibles included in net operating income	359	338
Share-based compensation, net of amounts capitalized	1,249	1,632
Amortization of deferred financing costs	1,009	1,176
Amortization of net debt discounts, net of amounts capitalized	339	319
Replacement capital expenditures	(13,049)	(11,720)
Diluted AFFO adjustments allocable to other noncontrolling interests	26	48
Diluted AFFO adjustments on unconsolidated real estate JV	(182)	—
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$38,347	$36,835
Diluted FFO per share	$0.51	$0.39
Diluted FFO per share, as adjusted for comparability	$0.47	$0.47
Dividends/distributions per common share/unit	$0.275	$0.275

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	March 31, 2017	December 31, 2016
Balance Sheet Data
Properties, net of accumulated depreciation	$3,093,014	$3,073,362
Total assets	3,739,366	3,780,885
Debt, per balance sheet	1,903,657	1,904,001
Total liabilities	2,113,822	2,163,242
Redeemable noncontrolling interest	23,676	22,979
Equity	1,601,868	1,594,664
Net debt to adjusted book	38.2%	38.3%

Core Portfolio Data (as of period end) (1)
Number of operating properties	152	152
Total net rentable square feet owned (in thousands)	16,347	16,301
Occupancy %	93.3%	92.9%
Leased %	94.2%	94.4%

	For the Three Months Ended March 31,
	2017		2016
Payout ratios
Diluted FFO	54.2%		69.8%
Diluted FFO, as adjusted for comparability	58.5%		58.5%
Diluted AFFO	73.4%		73.1%
Adjusted EBITDA fixed charge coverage ratio	3.1	x	2.7	x
Net debt to in-place adjusted EBITDA ratio (2)	5.9	x	7.0	x
Net debt plus preferred equity to in-place adjusted EBITDA ratio (3)	6.5	x	7.6	x

Reconciliation of denominators for per share measures
Denominator for diluted EPS	98,566		94,298
Weighted average common units	3,446		3,677
Denominator for diluted FFO per share and as adjusted for comparability	102,012		97,975

(1)
Represents Defense/IT Locations and Regional Office properties excluding properties held for sale, and includes six properties owned through an unconsolidated joint venture totaling 962,000 square feet that were 100% occupied and leased.

(2)	Represents net debt as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

(3)
Represents net debt plus the total liquidation preference of preferred equity as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended March 31,
	2017	2016
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends - unrestricted shares	$27,219	$25,919
Common unit distributions	936	1,011
Dividends and distributions for payout ratios	$28,155	$26,930

Reconciliation of GAAP net income to adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) and in-place adjusted EBITDA
Net income	$23,088	$8,096
Interest expense	18,994	23,559
Income tax expense (benefit)	40	(8)
Real estate-related depreciation and amortization	33,059	34,527
Depreciation of furniture, fixtures and equipment	511	602
Impairment losses	—	2,446
Gain on early extinguishment of debt	—	(17)
Gain on sales of operating properties	(19)	—
Gain on sales of non-operational properties	(4,219)	—
Net gain on investments in unconsolidated entities included in interest and other income	—	(23)
Business development expenses	938	1,379
Demolition costs on redevelopment properties	222	208
Adjustments from unconsolidated real estate JV	572	—
Executive transition costs	699	4,137
Adjusted EBITDA	$73,885	$74,906
Proforma net operating income adjustment for property changes within period	(440)	471
In-place adjusted EBITDA	$73,445	$75,377

Reconciliation of interest expense to the denominators for fixed charge coverage-Adjusted EBITDA
Interest expense	$18,994	$23,559
Less: Amortization of deferred financing costs	(1,009)	(1,176)
Less: Amortization of net debt discounts, net of amounts capitalized	(339)	(319)
Less: Gain (loss) on interest rate derivatives	453	(1,551)
COPT’s share of interest expense of unconsolidated real estate JV, excluding deferred financing costs	255	—
Scheduled principal amortization	958	1,800
Capitalized interest	1,531	1,753
Preferred share dividends	3,180	3,552
Preferred unit distributions	165	165
Denominator for fixed charge coverage-Adjusted EBITDA	$24,188	$27,783

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended March 31,
	2017	2016
Reconciliations of tenant improvements and incentives, capital improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$4,740	$8,766
Building improvements	3,230	3,953
Leasing costs	1,151	1,183
Net additions to (exclusions from) tenant improvements and incentives	6,796	(1,353)
Excluded building improvements	(2,868)	(557)
Excluded leasing costs	—	(272)
Replacement capital expenditures	$13,049	$11,720

Same office property cash NOI	$70,888	$67,522
Straight line rent adjustments and lease incentive amortization	(288)	(874)
Amortization of acquired above- and below-market rents	(303)	(190)
Amortization of below-market cost arrangements	(146)	(239)
Lease termination fee, gross	706	953
Tenant funded landlord assets	267	563
Same office property NOI	$71,124	$67,735

	March 31, 2017	December 31, 2016
Reconciliation of total assets to adjusted book
Total assets	$3,739,366	$3,780,885
Accumulated depreciation	732,371	706,385
Accumulated depreciation included in assets held for sale	7,104	9,566
Accumulated amortization of real estate intangibles and deferred leasing costs	218,336	210,692
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	9,259	11,575
COPT’s share of liabilities of unconsolidated real estate JV	30,037	29,873
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JV	1,501	938
Less: Cash and cash equivalents	(226,470)	(209,863)
COPT’s share of cash of unconsolidated real estate JV	(370)	(283)
Adjusted book	$4,511,134	$4,539,768

Reconciliation of debt outstanding to net debt and net debt plus preferred equity
Debt outstanding (excluding net debt discounts and deferred financing costs)	$1,949,221	$1,950,229
Less: Cash and cash equivalents	(226,470)	(209,863)
COPT’s share of cash of unconsolidated real estate JV	(370)	(283)
Net debt	$1,722,381	$1,740,083
Preferred equity	181,300	207,883
Net debt plus preferred equity	$1,903,681	$1,947,966